Exhibit 99.1

Teva Reports Second Quarter 2021 Financial Results

  Revenues of $3.9 billion
  GAAP diluted EPS of $0.19
  Non-GAAP diluted EPS of $0.59
  Cash flow generated from operating activities of $218 million
  Free cash flow of $625 million
  2021 revenue outlook revised lower to reflect ongoing impact of COVID-19; all other key components reaffirmed:
    Net revenues of $16.0 - $16.4 billion vs. previous range of $16.4 - $16.8 billion
    Adjusted EBITDA of $4.8 - $5.1 billion
    EPS of $2.50 - $2.70
    Free cash flow of $2.0 - $2.3 billion

TEL AVIV, Israel--(BUSINESS WIRE)--July 28, 2021--Teva Pharmaceutical Industries Ltd. (NYSE and TASE: TEVA) today reported results for the quarter ended June 30, 2021.

Mr. Kåre Schultz, Teva's President and CEO, said, “We have performed well in the second quarter, improving our profitability and free cash flow generation. This allowed us to reduce our net debt by an additional $500 million to $22.7 billion, once again demonstrating our commitment to and confidence in our long-term goals. Among our growth drivers, AUSTEDO® sales increased compared to the second quarter of last year, AJOVY® net sales have grown to $70 million worldwide, and our biosimilar Truxima® continues to increase its U.S. market share, reaching 25%.”

Mr. Schultz continued, "Throughout the pandemic we remain committed to serving patients, maintaining our operations and delivering quality affordable medicines. Due to the effects of the pandemic, we have lowered our 2021 revenue outlook, while reaffirming our earnings and cash flow guidance."

Second Quarter 2021 Consolidated Results

Revenues in the second quarter of 2021 were $3,910 million, an increase of 1% or a decrease of 2% in local currency terms, compared to the second quarter of 2020. This decrease was mainly due to lower revenues in our North America segment, mainly related to COPAXONE® and Anda, partially offset by positive foreign currency impacts as well as higher revenues from generic products, OTC, AJOVY and COPAXONE in our Europe segment. Revenues were also affected by changes in demand for certain products resulting from the impact of the COVID-19 pandemic.

Exchange rate movements during the second quarter of 2021, including hedging effects, positively impacted our revenues by $135 million and our GAAP and non-GAAP operating income by $26 million and $30 million, respectively.

GAAP gross profit was $1,873 million in the second quarter of 2021, an increase of 6% compared to the second quarter of 2020. GAAP gross profit margin was 47.9% in the second quarter of 2021, compared to 45.5% in the second quarter of 2020. The increase in gross profit margin was mainly driven by higher profitability in North America resulting from the change in mix of products and network optimization activities, partially offset by lower sales of COPAXONE. Non-GAAP gross profit was $2,084 million in the second quarter of 2021, an increase of 4% compared to the second quarter of 2020. Non-GAAP gross profit margin was 53.3% in the second quarter of 2021, compared to 52.0% in the second quarter of 2020.

GAAP Research and Development (R&D) expenses in the second quarter of 2021 were $248 million, an increase of 10% compared to the second quarter of 2020. Non-GAAP R&D expenses were $243 million, or 6.2% of quarterly revenues, in the second quarter of 2021, compared to $233 million, or 6%, in the second quarter of 2020. In the second quarter of 2021, our R&D expenses related primarily to specialty product candidates in the respiratory, migraine and headache therapeutic areas, with additional activities in selected other areas and generic products including biosimilars. Our higher R&D expenses in the second quarter of 2021, compared to the second quarter of 2020, were mainly due to an increase in respiratory and biosimilar projects as well as various generics projects.

GAAP Selling and Marketing (S&M) expenses in the second quarter of 2021 were $615 million, an increase of 3% compared to the second quarter of 2020. Non-GAAP S&M expenses were $582 million, or 14.9% of quarterly revenues, in the second quarter of 2021, compared to $559 million, or 14.4%, in the second quarter of 2020.

GAAP General and Administrative (G&A) expenses in the second quarter of 2021 were $242 million, a decrease of 8% compared to the second quarter of 2020. Non-GAAP G&A expenses were $231 million, or 5.9% of quarterly revenues, in the second quarter of 2021, compared to $245 million, or 6.3%, in the second quarter of 2020.

GAAP operating income in the second quarter of 2021 was $582 million, compared to $173 million in the second quarter of 2020. This increase was mainly due to lower other asset impairments, restructuring and other items charges and higher profit in our Europe segment, partially offset by higher intangible asset impairment charges. Non-GAAP operating income in the second quarter of 2021 was $1,034 million, an increase of 6%, compared to $979 million in the second quarter of 2020. The increase was mainly due to higher profit in our Europe segment.

EBITDA (defined as operating income, excluding amortization and depreciation expenses) was $887 million in the second quarter of 2021, an increase of 60% compared to $555 million in the second quarter of 2020. Adjusted EBITDA (defined as non-GAAP operating income excluding depreciation expenses) was $1,162 million in the second quarter of 2021, an increase of 5% compared to $1,108 million in the second quarter of 2020.

GAAP financial expenses were $274 million in the second quarter of 2021, compared to $223 million in the second quarter of 2020. Non-GAAP financial expenses were $240 million in the second quarter of 2021, compared to $229 million in the second quarter of 2020. Financial expenses in the second quarter of 2021, were mainly comprised of interest expenses of $240 million and loss on revaluation of marketable securities of $34 million. Financial expenses in the second quarter of 2020 were mainly comprised of interest expenses of $241 million.

In the second quarter of 2021, we recognized a GAAP tax expense of $98 million, on pre-tax income of $308 million. In the second quarter of 2020, we recognized a tax benefit of $104 million, on pre-tax loss of $51 million. Our tax rate for the second quarter of 2021 was mainly affected by impairments, amortization and interest expense disallowance. Non-GAAP income taxes for the second quarter of 2021 were $133 million, or 17%, on pre-tax non-GAAP income of $794 million. Non-GAAP income taxes in the second quarter of 2020 were $128 million, or 17%, on pre-tax non-GAAP income of $751 million. Our non-GAAP tax rate for the second quarter of 2021 was mainly affected by the mix of products we sold and interest expense disallowance.

We expect our annual non-GAAP tax rate for 2021 to be 17%-18%, unchanged from our outlook provided in February 2021.

GAAP net income attributable to Teva and GAAP EPS were $207 million and $0.19, respectively, in the second quarter of 2021, compared to $140 million and $0.13 in the second quarter of 2020. This increase was mainly due to the increase in operating income, as discussed above. Non-GAAP net income attributable to Teva and non-GAAP diluted EPS in the second quarter of 2021 were $651 million and $0.59, respectively, compared to $605 million and $0.55 in the second quarter of 2020.

The weighted average diluted shares outstanding used for the fully diluted share calculation on a GAAP and non-GAAP basis for the three months ended June 30, 2021 and 2020 was 1,109 million and 1,100 million shares, respectively.

As of June 30, 2021 and 2020, the fully diluted share count for purposes of calculating our market capitalization was approximately 1,129 million and 1,119 million, respectively.

Non-GAAP information: Net non-GAAP adjustments in the second quarter of 2021 were $444 million. Non-GAAP net income and non-GAAP EPS for the second quarter of 2021 were adjusted to exclude the following items:

  Amortization of purchased intangible assets of $173 million, of which $148 million is included in cost of sales and the remaining $25 million in S&M expenses;
  Impairment of long-lived assets of $226 million, comprised mainly of impairment of intangible assets of IPR&D and product rights assets in connection with the Actavis Generics acquisition;
  Divested gain in amount of $37 million, mainly from sale of certain OTC assets;
  Contingent consideration income of $19 million, mainly related to a decrease in future royalties;
  Finance expense of $34 million, mainly related to the American Well equity holding;
  Equity compensation expenses of $29 million;
  Other items of $74 million; and
  Income tax of $36 million.

Teva believes that excluding such items facilitates investors’ understanding of its business. For further information, see the tables below for a reconciliation of the U.S. GAAP results to the adjusted non-GAAP figures and the information under “Non-GAAP Financial Measures.” Investors should consider non-GAAP financial measures in addition to, and not as replacement for, or superior to, measures of financial performance prepared in accordance with GAAP.

Cash flow generated from operating activities during the second quarter of 2021 was $218 million, compared to $273 million generated in the second quarter of 2020. The decrease in the second quarter of 2021 was mainly due to favorable collection of payments from customers in the second quarter of 2020, which resulted from increased sales in the first quarter of 2020.

Free cash flow (cash flow from operating activities, cash used for capital investments, beneficial interest collected in exchange for securitized accounts receivables and proceeds from divestitures of businesses and other assets) was $625 million in the second quarter of 2021, compared to $582 million in the second quarter of 2020. The increase in the second quarter of 2021 resulted mainly from higher proceeds from divestitures of businesses and other assets, partially offset by lower cash flow from operating activities.

As of June 30, 2021, our debt was $25,132 million, compared to $24,986 million as of March 31, 2021. This increase was mainly due to exchange rate fluctuations. In July 2021, we repaid $1,475 million of our 2.2% senior notes at maturity. The portion of total debt classified as short-term as of June 30, 2021 was 14%, compared to 11% as of March 31, 2021. Our average debt maturity was approximately 5.3 years as of June 30, 2021, compared to 5.6 years as of March 31, 2021. Our financial leverage was 69% as of June 30, 2021 and as of March 31, 2021.

Segment Results for the Second Quarter of 2021

North America Segment

Our North America segment includes the United States and Canada.

The following table presents revenues, expenses and profit for our North America segment for the three months ended June 30, 2021 and 2020:

	Three months ended June 30,
	2021		2020
	(U.S. $ in millions / % of Segment Revenues)
Revenues........................................................................................................................................................................	$1,943	100%	$2,047	100%
Gross profit....................................................................................................................................................................	1,040	53.5%	1,090	53.3%
R&D expenses................................................................................................................................................................	162	8.4%	154	7.5%
S&M expenses................................................................................................................................................................	255	13.1%	254	12.4%
G&A expenses................................................................................................................................................................	106	5.5%	110	5.4%
Other income.................................................................................................................................................................	(5)	§	(2)	§
Segment profit*.............................................................................................................................................................	$521	26.8%	$573	28.0%

* Segment profit does not include amortization and certain other items. § Represents an amount less than 0.5%.

Revenues from our North America segment in the second quarter of 2021 were $1,943 million, a decrease of $104 million, or 5%, compared to the second quarter of 2020, mainly due to a decrease in revenues from COPAXONE and Anda, partially offset by higher revenues from generic products, AUSTEDO and AJOVY. Our North America segment has experienced some reductions in volume due to less physician and hospital activity during the COVID-19 pandemic, but has also experienced increase in demand for certain products related to the treatment of COVID-19 and its symptoms. In addition, the ability to promote certain specialty products has been impacted by less physician visits by patients and less physician interactions by our sales personnel.

Revenues in the United States, our largest market, were $1,818 million in the second quarter of 2021, a decrease of $109 million, or 6%, compared to the second quarter of 2020.

Revenues by Major Products and Activities

The following table presents revenues for our North America segment by major products and activities for the three months ended June 30, 2021 and 2020:

	Three months ended June 30,		Percentage Change
	2021	2020	2020-2021
	(U.S. $ in millions)

Generic products...................................................................................................................................................................	$951	$923	3%
AJOVY.....................................................................................................................................................................................	46	34	32%
AUSTEDO...............................................................................................................................................................................	174	161	8%
BENDEKA®/TREANDA®............................................................................................................................................................	106	103	3%
COPAXONE.............................................................................................................................................................................	152	238	(36%)
ProAir®*..................................................................................................................................................................................	55	66	(16%)
Anda.......................................................................................................................................................................................	316	374	(16%)
Other......................................................................................................................................................................................	144	147	(2%)
Total.......................................................................................................................................................................................	$1,943	$2,047	(5%)

* Does not include revenues from the ProAir authorized generic, which are included under generic products.

Generic products revenues in our North America segment (including biosimilars) in the second quarter of 2021 were $951 million, an increase of 3% compared to the second quarter of 2020. This increase was mainly due to higher revenues from epipephrine injectable solution (the generic equivalent of EpiPen® and EpiPen Jr.®), Truxima® (the biosimilar to Rituxan®) and ProAir authorized generic, partially offset by lower volume and pricing of other generic products.

In the second quarter of 2021, our total prescriptions were approximately 314 million (based on trailing twelve months), representing 8.8% of total U.S. generic prescriptions according to IQVIA data.

AJOVY revenues in our North America segment in the second quarter of 2021 were $46 million, an increase of $11 million, or 32% compared to the second quarter of 2020, mainly due to growth in volume.

AUSTEDO revenues in our North America segment in the second quarter of 2021 increased by 8% to $174 million, compared to $161 million in the second quarter of 2020. This increase was mainly due to growth in volume.

BENDEKA and TREANDA combined revenues in our North America segment in the second quarter of 2021 increased by 3% to $106 million, compared to the second quarter of 2020, mainly due to higher sales of oncology products during the recovery from the COVID-19 pandemic, partially offset by availability of alternative therapies and continued competition from Belrapzo® (a ready-to-dilute bendamustine hydrochloride product from Eagle Pharmaceuticals, Inc.).

COPAXONE revenues in our North America segment in the second quarter of 2021 decreased by 36% to $152 million, compared to the second quarter of 2020, mainly due to generic competition in the United States.

ProAir (HFA and RespiClick) revenues in our North America segment in the second quarter of 2021 decreased by 16% to $55 million, compared to the second quarter of 2020. Revenues from our ProAir authorized generic are included in “generic products” above.

Anda revenues in our North America segment in the second quarter of 2021 decreased by 16% to $316 million, compared to $374 million in the second quarter of 2020, mainly due to lower demand by Anda's customers for generic products.

North America Gross Profit

Gross profit from our North America segment in the second quarter of 2021 was $1,040 million, a decrease of 5%, compared to $1,090 million in the second quarter of 2020. This decrease was mainly due to lower gross profit from Anda and COPAXONE.

Gross profit margin for our North America segment in the second quarter of 2021 increased to 53.5%, compared to 53.3% in the second quarter of 2020. This increase was mainly due to a change in the mix of products.

North America Profit

Profit from our North America segment consists of gross profit less R&D expenses, S&M expenses, G&A expenses and any other income related to this segment. Segment profit does not include amortization and certain other items.

Profit from our North America segment in the second quarter of 2021 was $521 million, a decrease of 9% compared to $573 million in the second quarter of 2020, mainly due to lower gross profit, as discussed above, as well as higher R&D expenses.

Europe Segment

Our Europe segment includes the European Union and certain other European countries.

The following table presents revenues, expenses and profit for our Europe segment for the three months ended June 30, 2021 and 2020:

	Three months ended June 30,
	2021		2020
	(U.S. $ in millions / % of Segment Revenues)
Revenues........................................................................................................................................................................	$1,184	100%	$1,001	100%
Gross profit....................................................................................................................................................................	661	55.8%	548	54.7%
R&D expenses................................................................................................................................................................	63	5.3%	65	6.5%
S&M expenses................................................................................................................................................................	209	17.7%	188	18.8%
G&A expenses................................................................................................................................................................	47	4.0%	52	5.2%
Other income.................................................................................................................................................................	§	§	(1)	§
Segment profit*.............................................................................................................................................................	$343	28.9%	$244	24.3%
___________
* Segment profit does not include amortization and certain other items. § Represents an amount less than $1 million or 0.5%, as applicable.

Revenues from our Europe segment in the second quarter of 2021 were $1,184 million, an increase of 18%, or $183 million, compared to the second quarter of 2020. In local currency terms, revenues increased by 8%, mainly due to changed buying patterns in the second quarter of 2020 as a result of significant customer stocking due to the COVID-19 pandemic in March 2020, and a decline in doctor and hospital visits by patients resulting in fewer prescriptions during the second quarter of 2020.

Revenues by Major Products and Activities

The following table presents revenues for our Europe segment by major products and activities for the three months ended June 30, 2021 and 2020:

	Three months ended June 30,		Percentage Change
	2021	2020	2020-2021
	(U.S. $ in millions)
Generic products...................................................................................................................................................................	$878	$737	19%
AJOVY.....................................................................................................................................................................................	19	5	302%
COPAXONE.............................................................................................................................................................................	100	84	19%
Respiratory products.............................................................................................................................................................	85	80	7%
Other......................................................................................................................................................................................	102	95	7%
Total.......................................................................................................................................................................................	$1,184	$1,001	18%

Generic products revenues in our Europe segment in the second quarter of 2021, including OTC products, increased by 19% to $878 million, compared to the second quarter of 2020. In local currency terms, revenues increased by 9% compared to the second quarter of 2020, mainly due to lower revenues in the second quarter of 2020 as a result of significant changes in buying patterns and customer stocking due to the COVID-19 pandemic. In addition, revenues in the second quarter of 2020 were impacted by lower demand of generic products resulting from a decline in doctor and hospital visits by patients resulting in fewer prescriptions as well as lower sales of OTC products resulting from lower demand for cough and cold products, both due to the COVID-19 pandemic.

AJOVY revenues in our Europe segment in the second quarter of 2021 were $19 million, compared to $5 million in the second quarter of 2020, mainly due to launches and reimbursements in additional European countries.

COPAXONE revenues in our Europe segment in the second quarter of 2021 increased by 19% to $100 million, compared to the second quarter of 2020. In local currency terms, revenues increased by 9%, mainly due to customer stocking due to the COVID-19 pandemic in March 2020, resulting in significant changes in buying patterns in the second quarter of 2020.

Respiratory products revenues in our Europe segment in the second quarter of 2021 increased by 7% to $85 million, compared to the second quarter of 2020. In local currency terms, revenues decreased by 4%, mainly due to lower sales in the United Kingdom, partially offset by changes in buying patterns in the second quarter of 2020 as a result of significant customer stocking due to the COVID-19 pandemic in March 2020.

Europe Gross Profit

Gross profit from our Europe segment in the second quarter of 2021 was $661 million, an increase of 21% compared to $548 million in the second quarter of 2020.

Gross profit margin for our Europe segment in the second quarter of 2021 increased to 55.8%, compared to 54.7% in the second quarter of 2020. This increase was mainly due to a change in product mix.

Europe Profit

Profit from our Europe segment consists of gross profit less R&D expenses, S&M expenses, G&A expenses and any other income related to this segment. Segment profit does not include amortization and certain other items.

Profit from our Europe segment in the second quarter of 2021 was $343 million, an increase of 41%, compared to $244 million in the second quarter of 2020. This increase was mainly due to higher revenues, as discussed above.

International Markets Segment

Our International Markets segment includes all countries in which we operate other than those in our North America and Europe segments. The key markets in this segment are Japan, Russia and Israel.

On February 1, 2021, we completed the sale of the majority of the generic and operational assets of our business venture in Japan.

The following table presents revenues, expenses and profit for our International Markets segment for the three months ended June 30, 2021 and 2020:

	Three months ended June 30,
	2021		2020
	(U.S. $ in millions / % of Segment Revenues)
Revenues........................................................................................................................................................................	$485	100%	$488	100%
Gross profit....................................................................................................................................................................	270	55.7%	247	50.8%
R&D expenses................................................................................................................................................................	18	3.6%	19	3.9%
S&M expenses................................................................................................................................................................	105	21.7%	105	21.4%
G&A expenses................................................................................................................................................................	25	5.1%	29	6.0%
Other income.................................................................................................................................................................	(1)	§	(2)	§
Segment profit*.............................................................................................................................................................	$123	25.5%	$97	19.9%

* Segment profit does not include amortization and certain other items. § Represents an amount less than 0.5%.

Revenues from our International Markets segment in the second quarter of 2021 were $485 million, a decrease of $3 million, or 1%, compared to the second quarter of 2020. In local currency terms, revenues decreased by 3% compared to the second quarter of 2020, mainly due to lower revenues in Japan resulting from the divestment mentioned above, as well as regulatory price reductions and generic competition to off-patented products in Japan and negative impact from hedging activity, partially offset by higher revenues in most other markets as well as lower revenues in certain markets in the second quarter of 2020, resulting from reduced demand due to the impact the COVID-19 pandemic had on purchasing patterns.

Revenues by Major Products and Activities

The following table presents revenues for our International Markets segment by major products and activities for the three months ended June 30, 2021 and 2020:

	Three months ended June 30,		Percentage Change
	2021	2020	2020-2021
	(U.S. $ in millions)
Generic products...................................................................................................................................................................	$407	$426	(5%)
COPAXONE.............................................................................................................................................................................	7	12	(35%)
Other......................................................................................................................................................................................	71	50	42%
Total.......................................................................................................................................................................................	$485	$488	(1%)

Generic products revenues in our International Markets segment in the second quarter of 2021, which include OTC products, decreased by 5% to $407 million, in both U.S. dollar and local currency terms, compared to the second quarter of 2020. This decrease was mainly due to lower sales in Japan resulting from the divestment mentioned above, as well as regulatory price reductions and generic competition to off-patented products in Japan, partially offset by higher revenues in most other markets as well as lower revenues in certain markets in the second quarter of 2020, resulting from reduced demand due to the impact the COVID-19 pandemic had on purchasing patterns.

COPAXONE revenues in our International Markets segment in the second quarter of 2021 were $7 million, a decrease of 35% compared to $12 million in the second quarter of 2020. In local currency terms, revenues decreased by 33%.

AJOVY was launched in certain markets in our International Markets segment and we are moving forward with plans to launch in other markets. On June 23, 2021, AJOVY was approved for the preventative treatment of migraine in adults in Japan.

AUSTEDO was launched in China for treatment of chorea associated with Huntington disease and for the treatment of tardive dyskinesia in early 2021. We continue with additional submissions in various other countries.

International Markets Gross Profit

Gross profit from our International Markets segment in the second quarter of 2021 was $270 million, an increase of 9% compared to $247 million in the second quarter of 2020.

Gross profit margin for our International Markets segment in the second quarter of 2021 increased to 55.7%, compared to 50.8% in the second quarter of 2020. This increase was mainly due to the divestment in Japan mentioned above and a change in product portfolio mix.

International Markets Profit

Profit from our International Markets segment consists of gross profit less R&D expenses, S&M expenses, G&A expenses and any other income related to this segment. Segment profit does not include amortization and certain other items.

Profit from our International Markets segment in the second quarter of 2021 was $123 million, an increase of 27%, compared to $97 million in the second quarter of 2020. This increase was mainly due to higher gross profit as discussed above.

Other Activities

We have other sources of revenues, primarily the sale of active pharmaceutical ingredients ("APIs") to third parties, certain contract manufacturing services and an out-licensing platform offering a portfolio of products to other pharmaceutical companies through our affiliate Medis. Our other activities are not included in our North America, Europe or International Markets segments described above.

Our revenues from other activities in the second quarter of 2021 were $298 million, a decrease of 11% compared to the second quarter of 2020. In local currency terms, revenues decreased by 13%, mainly due to a decrease in volumes from API and Medis resulting from the COVID-19 pandemic.

API sales to third parties in the second quarter of 2021 were $199 million, a decrease of 6% in both U.S. dollar and local currency terms, compared to the second quarter of 2020.

Conference Call

Teva will host a conference call and live webcast including a slide presentation on Wednesday, July 28, 2021 at 8:00 a.m. ET to discuss its second quarter of 2021 results and overall business environment. A question & answer session will follow.

In order to participate, please dial the following numbers:

United States: 1 (877) 870-9135

International: +44 (0) 2071 928338

Israel: 1 (809) 213-985

Passcode: 9693275

A live webcast of the call will be available on Teva’s website at: ir.tevapharm.com.

Following the conclusion of the call, a replay of the webcast will be available within 24 hours on the Company's website or by calling United States 1-866-331-1332; International +44 (0) 3333 009785; passcode: 9693275.

About Teva

Teva Pharmaceutical Industries Ltd. (NYSE and TASE: TEVA) has been developing and producing medicines to improve people’s lives for more than a century. We are a global leader in generic and specialty medicines with a portfolio consisting of over 3,500 products in nearly every therapeutic area. Around 200 million people around the world take a Teva medicine every day, and are served by one of the largest and most complex supply chains in the pharmaceutical industry. Along with our established presence in generics, we have significant innovative research and operations supporting our growing portfolio of specialty and biopharmaceutical products. Learn more at http://www.tevapharm.com.

Some amounts in this press release may not add up due to rounding. All percentages have been calculated using unrounded amounts.

Non-GAAP Financial Measures

This press release contains certain financial information that differs from what is reported under accounting principles generally accepted in the United States ("GAAP"). These non-GAAP financial measures, including, but not limited to, non-GAAP EPS, non-GAAP operating income, non-GAAP gross profit, non-GAAP gross profit margin, EBITDA, Adjusted EBITDA, non-GAAP R&D expenses, non-GAAP S&M expenses, non-GAAP G&A expenses, non-GAAP financial expenses, non-GAAP income taxes, non-GAAP income (loss) before income taxes, non-GAAP tax rate, non-GAAP net income (loss), non-GAAP net income (loss) attributable to Teva and non-GAAP diluted EPS are presented in order to facilitates investors' understanding of our business. We utilize certain non-GAAP financial measures to evaluate performance, in conjunction with other performance metrics. The following are examples of how we utilize the non-GAAP measures: our management and board of directors use the non-GAAP measures to evaluate our operational performance, to compare against work plans and budgets, and ultimately to evaluate the performance of management; our annual budgets are prepared on a non-GAAP basis; and senior management’s annual compensation is derived, in part, using these non-GAAP measures. See the attached tables for a reconciliation of the GAAP results to the adjusted non-GAAP figures. Investors should consider non-GAAP financial measures in addition to, and not as replacements for, or superior to, measures of financial performance prepared in accordance with GAAP. We are not providing forward looking guidance for GAAP reported financial measures or a quantitative reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP measure because we are unable to predict with reasonable certainty the ultimate outcome of certain significant items without unreasonable effort.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are based on management’s current beliefs and expectations and are subject to substantial risks and uncertainties, both known and unknown, that could cause our future results, performance or achievements to differ significantly from that expressed or implied by such forward-looking statements. Important factors that could cause or contribute to such differences include risks relating to:

  our ability to successfully compete in the marketplace, including: that we are substantially dependent on our generic products; consolidation of our customer base and commercial alliances among our customers; delays in launches of new generic products; the increase in the number of competitors targeting generic opportunities and seeking U.S. market exclusivity for generic versions of significant products; our ability to develop and commercialize biopharmaceutical products; competition for our specialty products, including AUSTEDO, AJOVY and COPAXONE; our ability to achieve expected results from investments in our product pipeline; our ability to develop and commercialize additional pharmaceutical products; and the effectiveness of our patents and other measures to protect our intellectual property rights;
  our substantial indebtedness, which may limit our ability to incur additional indebtedness, engage in additional transactions or make new investments, may result in a further downgrade of our credit ratings; and our inability to raise debt or borrow funds in amounts or on terms that are favorable to us;
  our business and operations in general, including: uncertainty regarding the COVID-19 pandemic and its impact on our business, financial condition, operations, cash flows, and liquidity and on the economy in general; our ability to successfully execute and maintain the activities and efforts related to the measures we have taken or may take in response to the COVID-19 pandemic and associated costs therewith; effectiveness of our optimization efforts; our ability to attract, hire and retain highly skilled personnel; manufacturing or quality control problems; interruptions in our supply chain; disruptions of information technology systems; breaches of our data security; variations in intellectual property laws; challenges associated with conducting business globally, including political or economic instability, major hostilities or terrorism; costs and delays resulting from the extensive pharmaceutical regulation to which we are subject or delays in governmental processing time due to travel and work restrictions caused by the COVID-19 pandemic;
  the effects of reforms in healthcare regulation and reductions in pharmaceutical pricing, reimbursement and coverage; significant sales to a limited number of customers; our ability to successfully bid for suitable acquisition targets or licensing opportunities, or to consummate and integrate acquisitions; and our prospects and opportunities for growth if we sell assets;
  compliance, regulatory and litigation matters, including: failure to comply with complex legal and regulatory environments; increased legal and regulatory action in connection with public concern over the abuse of opioid medications and our ability to reach a final resolution of the remaining opioid-related litigation; scrutiny from competition and pricing authorities around the world, including our ability to successfully defend against the U.S. Department of Justice criminal charges of Sherman Act violations; potential liability for patent infringement; product liability claims; failure to comply with complex Medicare and Medicaid reporting and payment obligations; compliance with anti-corruption sanctions and trade control laws; and environmental risks;
  other financial and economic risks, including: our exposure to currency fluctuations and restrictions as well as credit risks; potential impairments of our intangible assets; potential significant increases in tax liabilities (including as a result of potential tax reform in the United States); and the effect on our overall effective tax rate of the termination or expiration of governmental programs or tax benefits, or of a change in our business;

and other factors discussed in this press release, in our Quarterly Report on Form 10-Q for the second quarter of 2021 and in our Annual Report on Form 10-K for the year ended December 31, 2020, including in the sections captioned "Risk Factors” and “Forward Looking Statements.” Forward-looking statements speak only as of the date on which they are made, and we assume no obligation to update or revise any forward-looking statements or other information contained herein, whether as a result of new information, future events or otherwise. You are cautioned not to put undue reliance on these forward-looking statements.

Consolidated Statements of Income
(U.S. dollars in millions, except share and per share data)

		Three months ended		Six months ended
		June 30,		June 30,
		2021	2020	2021	2020
		(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net revenues		3,910	3,870	7,892	8,227
Cost of sales		2,037	2,107	4,141	4,402
Gross profit		1,873	1,763	3,750	3,826
Research and development expenses		248	225	501	446
Selling and marketing expenses		615	597	1,200	1,210
General and administrative expenses		242	264	532	567
Intangible assets impairments		195	120	274	768
Other asset impairments, restructuring and other items		28	381	165	502
Legal settlements and loss contingencies		6	13	110	(12)
Other income		(43)	(9)	(48)	(22)
Operating (loss) income		582	173	1,015	364
Financial expenses, net		274	223	564	448
Income (loss) before income taxes		308	(51)	451	(84)
Income taxes (benefit)		98	(104)	159	(163)
Share in (profits) losses of associated companies, net		(11)	-	(14)	-
Net income (loss)		221	53	306	78
Net income (loss) attributable to non-controlling interests		14	(87)	21	(131)
Net income (loss) attributable to Teva		207	140	284	209

Earnings (loss) per share attributable to Teva:	Basic ($)	0.19	0.13	0.26	0.19
	Diluted ($)	0.19	0.13	0.26	0.19
Weighted average number of shares (in millions):	Basic	1,103	1,096	1,101	1,095
	Diluted	1,109	1,100	1,108	1,098

Non-GAAP net income attributable to Teva:*		651	605	1,350	1,440
Non-GAAP net income attributable to Teva for diluted earnings per share:		651	605	1,350	1,440

Non-GAAP earnings per share attributable to Teva:*	Basic ($)	0.59	0.55	1.23	1.32
	Diluted ($)	0.59	0.55	1.22	1.31

Non-GAAP average number of shares (in millions):	Basic	1,103	1,096	1,101	1,095
	Diluted	1,109	1,100	1,108	1,098

* See reconciliation attached.

Condensed Consolidated Balance Sheets
(U.S. dollars in millions)

	June 30,	December 31,
	2021	2020
ASSETS	(Unaudited)	(Audited)
Current assets:
Cash and cash equivalents	2,436	2,177
Accounts receivables, net of allowance for credit losses of $120 million and $126 million as of June 30, 2021 and December 31, 2020.	4,488	4,581
Inventories	4,362	4,403
Prepaid expenses	1,022	945
Other current assets	484	710
Assets held for sale	29	189
Total current assets	12,822	13,005
Deferred income taxes	645	695
Other non-current assets	530	538
Property, plant and equipment, net	6,127	6,296
Operating lease right-of-use assets	531	559
Identifiable intangible assets, net	8,120	8,923
Goodwill	20,421	20,624
Total assets	49,195	50,640

LIABILITIES & EQUITY
Current liabilities:
Short-term debt	3,530	3,188
Sales reserves and allowances	4,453	4,824
Accounts payables	1,551	1,756
Employee-related obligations	511	685
Accrued expenses	1,807	1,780
Other current liabilities	838	933
Total current liabilities	12,691	13,164

Long-term liabilities:
Deferred income taxes	932	964
Other taxes and long-term liabilities	2,215	2,240
Senior notes and loans	21,602	22,731
Operating lease liabilities	444	479
Total long-term liabilities	25,193	26,414
Equity:
Teva shareholders’ equity	10,324	10,026
Non-controlling interests	987	1,035
Total equity	11,311	11,061
Total liabilities and equity	49,195	50,640

TEVA PHARMACEUTICAL INDUSTRIES LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS
(U.S. dollars in millions)
(Unaudited)

	Six months ended		Three months ended
	June 30,		June 30,
	2021	2020	2021	2020
Operating activities:
Net income (loss)	$306	$78	$222	$53
Adjustments to reconcile net income (loss) to net cash provided by operations:
Depreciation and amortization	681	781	305	382
Impairment of long-lived assets and assets held for sale	354	1,120	226	395
Net change in operating assets and liabilities	(1,679)	(1,002)	(603)	(336)
Deferred income taxes – net and uncertain tax positions	5	(502)	16	(269)
Stock-based compensation	60	62	29	32
Net loss (gain) from investments and from sale of long lived assets	93	24	19	-
Other items	(7)	17	4	15
Net cash provided by (used in) operating activities	(187)	578	218	273

Investing activities:
Beneficial interest collected in exchange for securitized accounts receivables	881	769	405	401
Purchases of property, plant and equipment	(263)	(259)	(113)	(131)
Proceeds from sale of business and long-lived assets	254	45	116	39
Proceeds from sale of investments	153	9	107	6
Other investing activities	(36)	1	(34)	(2)
Net cash provided by investing activities	989	564	481	313

Financing activities:
Repayment of senior notes and loans and other long-term liabilities	-	(700)	-	-
Redemption of convertible senior notes	(491)	-	-	-
Other financing activities	(3)	(3)	(1)	(3)
Net cash used in financing activities	(494)	(703)	(1)	(3)
Translation adjustment on cash and cash equivalents	(49)	(13)	(5)	15
Net change in cash and cash equivalents	259	427	693	598
Balance of cash and cash equivalents at beginning of period	2,177	1,975	1,743	1,804

Balance of cash and cash equivalents at end of period	$2,436	$2,402	$2,436	$2,402

Non-cash financing and investing activities:
Beneficial interest obtained in exchange for securitized accounts receivables	$878	728	$390	$353

	Three Months Ended June 30, 2021
	U.S. $ and shares in millions (except per share amounts)
	GAAP	Excluded for non-GAAP measurement									Non-GAAP
		Amortization of purchased intangible assets	Legal settlements and loss contingencies	Impairment of long lived assets	Restructuring costs	Costs related to regulatory actions taken in facilities	Equity compensation	Contingent consideration	Other non- GAAP items*	Other items
Net revenues	3,910										3,910
Cost of sales	2,037	148				8	6		50		1,826
Gross profit	1,873	148				8	6		50		2,084
Gross profit margin	47.9%										53.3%
R&D expenses	248						5				243
S&M expenses	615	25					8				582
G&A expenses	242						11				231
Other income	(43)								(37)		(6)
Legal settlements and loss contingencies	6		6								-
Other assets impairments, restructuring and other items	28			32	(13)			(19)	28		-
Intangible assets impairments	195			195							-
Operating income (loss)	582	173	6	226	(13)	8	29	(19)	42		1,033
Financial expenses, net	274									34	240
Income (loss) before income taxes	308	173	6	226	(13)	8	29	(19)	42	34	794
Income taxes	98									(36)	133
Share in (profits) losses of associated companies – net	(11)									(3)	(8)
Net income (loss)	221	173	6	226	(13)	8	29	(19)	42	(5)	669
Net income (loss) attributable to non-controlling interests	14									(3)	18
Net income (loss) attributable to Teva	207	173	6	226	(13)	8	29	(19)	42	(8)	651

EPS - Basic	0.19									0.40	0.59
EPS - Diluted	0.19									0.40	0.59

		The non-GAAP diluted weighted average number of shares was 1,109 million for the three months ended June 30, 2021.
		Non-GAAP income taxes for the three months ended June 30, 2021 were 17% on pre-tax non-GAAP income.
		* Other non-GAAP items include other exceptional items that we believe are sufficiently large that their exclusion is important to facilitate an understanding of trends in our financial results, such as certain accelerated depreciation expenses and inventory write offs, primarily related to the rationalization of our plants and other unusual events.

Adjusted EBITDA reconciliation
Operating income (loss)	582
Add:
Depreciation	134
Amortization	173
EBITDA	887
Legal settlements and loss contingencies	6
Impairment of long lived assets	226
Restructuring costs	(13)
Costs related to regulatory actions taken in facilities	8
Equity compensation	29
Contingent consideration	(19)
Other non-GAAP items (excluding accelerated depreciation of $4 million)*	37
Adjusted EBITDA	1,162

* Other non-GAAP items include other exceptional items that we believe are sufficiently large that their exclusion is important to facilitate an understanding of trends in our financial results, such as certain accelerated depreciation expenses and inventory write offs, primarily related to the rationalization of our plants and other unusual events.

	Six Months Ended June 30, 2021
	U.S. $ and shares in millions (except per share amounts)
	GAAP	Excluded for non-GAAP measurement									Non-GAAP
		Amortization of purchased intangible assets	Legal settlements and loss contingencies	Impairment of long-lived assets	Restructuring costs	Costs related to regulatory actions taken in facilities	Equity compensation	Contingent consideration	Other non- GAAP items*	Other items
Net revenue	7,892										7,892
Cost of sales	4,141	363				13	12		91		3,663
Gross profit	3,750	363				13	12		91		4,228
Gross profit margin	47.5%										53.6%
R&D expenses	501						10		5		487
S&M expenses	1,200	52					18		-		1,131
G&A expenses	532						21		0		510
Other (income) expense	(48)								(37)		(11)
Legal settlements and loss contingencies	110		110								-
Other assets impairments, restructuring and other items	165			80	69			(16)	33		-
Intangible assets impairment	274			274							-
Operating income (loss)	1,015	414	110	354	69	13	60	(16)	92		2,111
Financial expenses, net	564									98	467
Income (loss) before income taxes	451	414	110	354	69	13	60	(16)	92	98	1,644
Income taxes	159									(120)	280
Share in (profits) losses of associated companies – net	(14)									(1)	(13)
Net income (loss)	306	414	110	354	69	13	60	(16)	92	(24)	1,377
Net income (loss) attributable to non-controlling interests	21									(6)	28
Net income (loss) attributable to Teva	284	414	110	354	69	13	60	(16)	92	(30)	1,350

EPS - Basic	0.26									0.97	1.23
EPS - Diluted	0.26									0.96	1.22

		The non-GAAP diluted weighted average number of shares was 1,108 million for the six months ended June 30, 2021.
		Non-GAAP income taxes for the six months ended June 30, 2021 were 17% on pre-tax non-GAAP income.
		* Other non-GAAP items include other exceptional items that we believe are sufficiently large that their exclusion is important to facilitate an understanding of trends in our financial results, such as certain accelerated depreciation expenses and inventory write offs, primarily related to the rationalization of our plants and other unusual events.

Adjusted EBITDA reconciliation
Operating income (loss)	1,015
Add:
Depreciation	266
Amortization	414
EBITDA	1,696
Legal settlements and loss contingencies	110
Impairment of long lived assets	354
Restructuring costs	69
Costs related to regulatory actions taken in facilities	13
Equity compensation	60
Contingent consideration	(16)
Other non-GAAP items (excluding accelerated depreciation of $9 million)*	83
Adjusted EBITDA	2,368

	Three Months Ended June 30, 2020
	U.S. $ and shares in millions (except per share amounts)
	GAAP	Excluded for non-GAAP measurement										Non-GAAP

		Amortization of purchased intangible assets	Legal settlements and loss contingencies	Impairment of long lived assets	Other R&D expenses	Restructuring costs	Costs related to regulatory actions taken in facilities	Equity compensation	Contingent consideration	Other non- GAAP items*	Other items
Net revenues	3,870											3,870
Cost of sales	2,107	219					6	6		16		1,859
Gross profit	1,763	219					6	6		16		2,011
Gross profit margin	45.5%											52.0%
R&D expenses	225				(13)			5				233
S&M expenses	597	30						8				559
G&A expenses	264							11		8		245
Other income	(9)									(4)		(6)
Legal settlements and loss contingencies	13		13									-
Other assets impairments, restructuring and other items	381			277		33			76	(6)		-
Intangible assets impairments	120			120								-
Operating income (loss)	173	249	13	396	(13)	33	6	30	76	14		979
Financial expenses, net	223										(5)	229
Income (loss) before income taxes	(51)	249	13	396	(13)	33	6	30	76	14	(5)	751
Income taxes	(104)										(231)	128
Net income (loss)	53	249	13	396	(13)	33	6	30	76	14	(237)	623
Net income (loss) attributable to non-controlling interests	(87)										(105)	19
Net income (loss) attributable to Teva	140	249	13	396	(13)	33	6	30	76	14	(342)	605

EPS - Basic	0.13										0.42	0.55
EPS - Diluted	0.13										0.42	0.55

		The non-GAAP diluted weighted average number of shares was 1,100 million for the three months ended June 30, 2020.
		Non-GAAP income taxes for the three months ended June 30, 2020 were 17% on pre-tax non-GAAP income.
		* Other non-GAAP items include other exceptional items that we believe are sufficiently large that their exclusion is important to facilitate an understanding of trends in our financial results, such as certain accelerated depreciation expenses and inventory write offs, primarily related to the rationalization of our plants and other unusual events.

Adjusted EBITDA reconciliation
Operating income (loss)	173
Add:
Depreciation	134
Amortization	249
EBITDA	555
Legal settlements and loss contingencies	13
Impairment of long lived assets	396
Other R&D expenses	(13)
Restructuring costs	33
Costs related to regulatory actions taken in facilities	6
Equity compensation	30
Contingent consideration	76
Other non-GAAP items (excluding accelerated depreciation of $6 million)*	8
Adjusted EBITDA	1,108

* Other non-GAAP items include other exceptional items that we believe are sufficiently large that their exclusion is important to facilitate an understanding of trends in our financial results, such as certain accelerated depreciation expenses and inventory write offs, primarily related to the rationalization of our plants and other unusual events.

	Six months ended June 30, 2020
	U.S. $ and shares in millions (except per share amounts)
	GAAP	Excluded for non-GAAP measurement									Non-GAAP

		Amortization of purchased intangible assets	Legal settlements and loss contingencies	Impairment of long-lived assets	Restructuring costs	Costs related to regulatory actions taken in facilities	Equity compensation	Contingent consideration	Other non GAAP items*	Other items
Net revenue	8,227										8,227
Cost of sales	4,402	443				11	12		32		3,905
Gross profit	3,826	443				11	12		32		4,322
Gross profit margin	46.5%										52.5%
R&D expenses	446						9		(17)		454
S&M expenses	1,210	64					17				1,129
G&A expenses	567						21		12		535
Other (income) expense	(22)								(3)		(19)
Legal settlements and loss contingencies	(12)		(12)								-
Other assets impairments, restructuring and other items	502			352	73			83	(5)		-
Intangible assets impairment	768			768							-
Operating income (loss)	364	507	(12)	1,121	73	11	60	83	18	-	2,223
Financial expenses, net	448									6	442
Income (loss) before income taxes	(84)	507	(12)	1,121	73	11	60	83	18	6	1,781
Income taxes	(163)									(465)	303
Net income (loss) attributtible to Teva	78	507	(12)	1,121	73	11	60	83	18	(460)	1,478
Net income (loss) attributable to non-controlling interests	(131)									(169)	38
Net income (loss)	209	507	(12)	1,121	73	11	60	83	18	(629)	1,440
EPS - Basic	0.19										1.32
EPS - Diluted	0.19										1.31

		The non-GAAP diluted weighted average number of shares was 1,098 million for the six months ended June 30, 2020.
		Non-GAAP income taxes for the six months ended June 30, 2021 were 17% on pre-tax non-GAAP income.
		* Other non-GAAP items include other exceptional items that we believe are sufficiently large that their exclusion is important to facilitate an understanding of trends in our financial results, such as certain accelerated depreciation expenses and inventory write offs, primarily related to the rationalization of our plants and other unusual events.

Adjusted EBITDA reconciliation
Operating income (loss)	364
Add:
Depreciation	275
Amortization	507
EBITDA	1,146
Legal settlements and loss contingencies	(12)
Impairment of long lived assets	1,121
Restructuring costs	73
Costs related to regulatory actions taken in facilities	11
Equity compensation	60
Contingent consideration	83
Other non-GAAP items (excluding accelerated depreciation of $16 million)*	2
Adjusted EBITDA	2,483

* Other non-GAAP items include other exceptional items that we believe are sufficiently large that their exclusion is important to facilitate an understanding of trends in our financial results, such as certain accelerated depreciation expenses and inventory write offs, primarily related to the rationalization of our plants and other unusual events.

	Segment Information

	North America		Europe		International Markets
	Three months ended June 30,		Three months ended June 30,		Three months ended June 30,
	2021	2020	2021	2020	2021	2020

	(U.S. $ in millions)		(U.S. $ in millions)		(U.S. $ in millions)

Revenues	$1,943	$2,047	$1,184	$1,001	$485	$488
Gross profit	1,040	1,090	661	548	270	247
R&D expenses	162	154	63	65	18	19
S&M expenses	255	254	209	188	105	105
G&A expenses	106	110	47	52	25	29
Other income	(5)	(2)	§	(1)	(1)	(2)
Segment profit	$521	$573	$343	$244	$123	$97

§ Represents an amount less than $1 million.

	Segment Information

	North America		Europe		International Markets
	Six months ended June 30,		Six months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020	2021	2020

	(U.S. $ in millions)		(U.S. $ in millions)		(U.S. $ in millions)

Revenues	$3,932	$4,129	$2,398	$2,404	$975	$1,053
Gross profit	2,114	2,152	1,349	1,371	530	552
R&D expenses	322	300	129	120	35	34
S&M expenses	483	505	424	390	201	211
G&A expenses	218	228	117	118	51	63
Other income	(7)	(4)	(1)	(2)	(3)	(8)
Segment profit	$1,098	$1,123	$680	$746	$245	$253

Reconciliation of our segment profit
to consolidated income before income taxes
	Three months ended
	June 30,
	2021	2020

	(U.S.$ in millions)

North America profit	$521	$573
Europe profit	343	244
International Markets profit	123	97
Total reportable segment profit	987	914
Profit of other activities	47	66
	1,034	979
Amounts not allocated to segments:
Amortization	173	249
Other asset impairments, restructuring and other items	28	381
Intangible asset impairments	195	120
Legal settlements and loss contingencies	6	13
Other unallocated amounts	50	44
Consolidated operating income (loss)	582	173
Financial expenses - net	274	223
Consolidated income (loss) before income taxes	$308	$(51)

Reconciliation of our segment profit
to consolidated income before income taxes
	Six months ended
	June 30,
	2021	2020

	(U.S.$ in millions)

North America profit	$1,098	$1,123
Europe profit	680	746
International Markets profit	245	253
Total reportable segment profit	2,023	2,121
Profit of other activities	87	102
Total segment profit	2,111	2,223
Amounts not allocated to segments:
Amortization	414	507
Other asset impairments, restructuring and other items	165	502
Intangible asset impairments	274	768
Legal settlements and loss contingencies	110	(12)
Other unallocated amounts	132	93

Consolidated operating income (loss)	1,015	364
Financial expenses - net	564	448
Consolidated income (loss) before income taxes	$451	$(84)

Segment revenues by major products and activities
(Unaudited)

	Three months ended
	June 30,		Percentage Change
	2021	2020	2020-2021
	(U.S.$ in millions)
North America segment
Generic products	$951	$923	3%
AJOVY	46	34	32%
AUSTEDO	174	161	8%
BENDEKA/TREANDA	106	103	3%
COPAXONE	152	238	(36%)
ProAir*	55	66	(16%)
Anda	316	374	(16%)
Other	144	147	(2%)
Total	1,943	2,047	(5%)

* Does not include revenues from the ProAir authorized generic, which are included under generic products.

	Three months ended
	June 30,		Percentage Change
	2021	2020	2020-2021
	(U.S.$ in millions)
Europe segment
Generic products	$878	$737	19%
AJOVY	19	5	302%
COPAXONE	100	84	19%
Respiratory products	85	80	7%
Other	102	95	7%
Total	1,184	1,001	18%

	Three months ended
	June 30,		Percentage Change
	2021	2020	2020-2021
	(U.S.$ in millions)
International Markets segment
Generic products	$407	$426	(5%)
COPAXONE	7	12	(35%)
Other	71	50	42%
Total	485	488	(1%)
Revenues by Activity and Geographical Area
(Unaudited)

	Six months ended
	June 30,		Percentage Change
	2021	2020	2020-2021
	(U.S.$ in millions)
North America segment
Generic products	$2,004	$1,875	7%
AJOVY	77	63	21%
AUSTEDO	320	283	13%
BENDEKA / TREANDA	197	208	(6%)
COPAXONE	315	435	(28%)
ProAir*	109	125	(13%)
Anda	605	800	(24%)
Other	305	338	(10%)
Total	3,932	4,129	(5%)

* Does not include revenues from the ProAir authorized generic, which are included under generic products.

	Six months ended
	June 30,		Percentage Change
	2021	2020	2020-2021
	(U.S.$ in millions)
Europe segment
Generic products	$1,742	$1,769	(2%)
AJOVY	35	9	277%
COPAXONE	201	193	4%
Respiratory products	179	186	(4%)
Other	242	246	(2%)
Total	2,398	2,404	0%

	Six months ended
	June 30,		Percentage Change
	2021	2020	2020-2021
	(U.S.$ in millions)
International Markets segment
Generic products	$799	$875	(9%)
COPAXONE	19	23	(18%)
Other	157	154	2%
Total	975	1,053	(7%)

Free cash flow reconciliation
(Unaudited)

	Three months ended June 30,
	2021	2020

	(U.S. $ in millions)

Net cash provided by operating activities	218	273
Beneficial interest collected in exchange for securitized accounts receivables	405	401
Purchases of property, plant and equipment	(113)	(131)
Proceeds from sale of business and long lived assets	116	39
Free cash flow	$625	$582

Free cash flow reconciliation
(Unaudited)

	Six months ended June 30,
	2021	2020

	(U.S. $ in millions)

Net cash provided by (used in) operating activities	(187)	578
Beneficial interest collected in exchange for securitized accounts receivables	881	769
Purchases of property, plant and equipment	(263)	(259)
Proceeds from sale of business and long lived assets	254	45
Free cash flow	$684	$1,133

Contacts

IR Contacts

United States
Kevin C. Mannix (215) 591-8912
Yael Ashman 972 (3) 914-8262

PR Contacts

United States
Kelley Dougherty (973) 832-2810

Israel
Yonatan Beker 972 (54) 888 5898